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                                                                   EXHIBIT 10.21

                    Affadavit and Discharge of Indebtedness

     The undersigned, W. James Hindman, does hereby affirm and represent that the certain Senior Subordinated Promissory Note of Avatech Solutions, Inc. ("Borrower") payable to the order of W. James Hindman ("Lender"), dated August 13, 2002 in the principal amount of $500,000 (the "2002 Note"), has been lost or misplaced, and that the indebtedness evidenced by the 2002 Note has been discharged by the delivery to the undersigned of a senior subordinated promissory note, dated May 28, 2003, made by the Borrower and payable to the order of the Lender in the principal amount of $500,000

Witness:


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                                                  W. James Hindman